UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2006

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29230	51-0350842

(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

622 Broadway, New York, NY	10012

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code  (646) 536-2842

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) As previously announced, a Special Committee established by Take-Two Interactive Software, Inc.’s (“Take-Two” or the “Company”) Board of Directors is conducting an independent investigation relating to past stock option grants, the timing of such grants and related accounting matters. The Special Committee consists of three independent members of Take-Two’s Board of Directors, and is being assisted in the investigation by outside independent legal counsel Kasowitz, Benson, Torres & Friedman LLP and independent accountants BDO Seidman, LLP.

The Special Committee conducted a thorough investigation, including a review and analysis of documents and emails, and interviews of current and former officers, directors, employees and advisors to Take-Two. The Special Committee reported its preliminary findings to the Board of Directors on December 7, 2006. The Special Committee found that there were improprieties in the process of granting and documenting stock options and that incorrect measurement dates for certain stock option grants were used for financial accounting purposes. The Special Committee expects to prepare a final report detailing both its findings and recommendations for remedial actions.

While Take-Two and its independent auditors are currently reviewing the findings of the Special Committee, the Board of Directors and management have concluded that the Company will need to restate historical financial statements to record non-cash charges for compensation expense relating to past stock option grants. Although the amount of such charges and the resulting tax and accounting impact has not yet been determined, on December 7, 2006 the Board of Directors and management determined that all consolidated financial statements, earnings releases and similar communications issued by the Company containing financial information for periods beginning 1997 through April 30, 2006 should no longer be relied upon. Any non-cash stock-based compensation expense recorded will not affect the Company's previously reported cash positions or revenues.

The Company’s management and Audit Committee have discussed the matters disclosed in this filing with Ernst & Young LLP, the Company’s independent registered accounting firm, and PricewaterhouseCoopers LLP, the Company’s prior independent registered accounting firm.

The investigation did not find misconduct by the Company’s current Executive Officers, including Paul Eibeler, Take-Two’s Chief Executive Officer and President, and Karl Winters, Take-Two’s Chief Financial Officer.

On December 11, 2006, the Company issued a press release announcing the matters described herein. The full text of the press release is attached as Exhibit 99.1 and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a)-( c)

None

(d)	Exhibits.

99.1 Press Release of Take-Two Interactive Software, Inc. dated December 11, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Karl H. Winters
Name: Karl H. Winters
Title: Chief Financial Officer

Date: December 11, 2006